UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2017

Lumentum Holdings Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)
(408) 546-5483
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2017, the board of directors (the “Board”) of Lumentum Holdings Inc. (the “Company”) appointed Julie Johnson to serve as a member of the Board, effective immediately. Ms. Johnson will serve an initial term of office expiring at the Company’s 2018 annual meeting of stockholders and until her successor is duly elected and qualified. The Company announced the appointment in a press release, which is attached as Exhibit 99.1.
In accordance with the Company’s Outside Director Compensation Policy, the terms of which were described in the Company’s proxy statement for its 2017 annual meeting of stockholders, Ms. Johnson is entitled to cash and equity compensation for service on the Board. Ms. Johnson will also enter into the Company’s standard form of indemnification agreement, which has been previously filed with the SEC.
There are no arrangements or understandings between Ms. Johnson and any other persons pursuant to which she was selected as a member of the Board. There are also no family relationships between Ms. Johnson and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Exhibit Title

99.1	Press release entitled “LUMENTUM ANNOUNCES APPOINTMENT TO BOARD OF DIRECTORS” dated November 8, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

	By:	/s/ Judy Hamel
	Name:	Judy Hamel
	Title:	General Counsel and Secretary

November 8, 2017

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press release entitled “LUMENTUM ANNOUNCES APPOINTMENT TO BOARD OF DIRECTORS” dated November 8, 2017.